UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2020 (August 24, 2020)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2020, Globe Life Inc. (“Globe Life”) and its subsidiary TMK Re Ltd. (“TMK”) entered into the Credit Agreement dated as of August 24, 2020, among Bank of America, N.A. (“BofA), as Administrative Agent, Swing Line Lender, and L/C Administrator, each Lender from time to time a party thereto, Globe Life, as the Borrower, and TMK as a Loan Party (the “Credit Agreement”).

The Credit Agreement provides for a $750 million revolving credit facility, which may be increased to $1.0 billion. The credit facility matures August 24, 2023, provided that the credit facility may be extended for up to two one-year periods upon Globe Life’s request. Pursuant to this credit facility, the participating lenders have agreed to make revolving loans to Globe Life and to issue, up to a $250 million sublimit, either secured or unsecured letters of credit for either Globe Life or TMK, in the form of several letters of credit or fronted letters of credit. Under the facility, BofA, in its capacity as Swing Line Lender has also agreed to make same day advances to Globe Life in the form of swing line loans up to a $35 million sublimit. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Globe Life and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with certain of the banks that are a party to the Credit Agreement and their affiliates.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated as of August 24, 2020 among Bank of America, N.A., the Lenders party thereto, Globe Life Inc. and TMK RE, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: August 25, 2020

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary